EXHIBIT 10.46

     $3,000,000.00                                             April 26, 2002
                                                             Boca Raton, Florida

                                 PROMISSORY NOTE

                FOR VALUE RECEIVED, CAPITOL COMMUNITIES CORPORATION, A NEVADA CORPORATION, (the "Maker") hereby promises to pay to the order of BOCA FIRST CAPITAL LLLP, A FLORIDA LIMITED LIABILITY LIMITED PARTNERSHIP (the "Lender"), at 900 North Federal Highway, Suite 410, Boca Raton, FL 33432, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of THREE-MILLION AND NO/100 DOLLARS ($3,000,000.00), together with interest at the rate hereinafter specified on such indebtedness as shall from time to time remain unpaid, until paid in full, such principal and interest being payable in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment.
                Interest on the unpaid principal sum outstanding from time to time shall accrue at the initial rate of FIVE AND THREE-QUARTERS PERCENT (5.75%) PER ANNUM. Effective on the first business day of the first calendar quarter after the date of this Note, and on the first business day of each succeeding calendar quarter, the rate of interest on this Note will increase or decrease to a rate of one percent (1.0%) above the Prime Rate, as published in The Wall Street Journal, in effect on that date; provided that such rate of interest shall never exceed ten percent (10%) per annum. Interest, throughout the term of this Note shall be calculated on the basis of actual days elapsed divided by 360.
                This Note shall be payable in MONTHLY INSTALLMENTS OF INTEREST ONLY on the 1st day of each calendar month commencing on the 1st day of June, 2002, and continuing thereafter from month to month until the 1st day of November, 2003 whereupon the entire outstanding principal balance of this Note together with accrued but unpaid interest shall become all due and payable.
                All payments made hereunder shall be applied first to the interest accruing upon the terms of this Note, next to charges, costs, or expenses then due under this Note, the Security Agreements (as hereinafter defined), or any other loan documents, and the balance, if any, to principal.
                If any payment to be made by Maker to Lender according to the terms hereof shall be due on a Saturday, Sunday or other day which is a legal holiday under the laws of the State of Florida, the due date for such payment shall be extended to the next business day and the amount of such payment shall include interest accrued during such extension.
                If any payment is more than ten (10) days late, Maker agrees to pay to Lender a late charge equal to five percent (5%) of the payment.
                This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Maker or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender receives from Maker at Lender's address shown above written notice of revocation of their authority: MICHAEL G.TODD, Maker agrees to be liable for all sums either; (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Maker's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Maker or any guarantor is in default under the terms of this Note or any agreement that Maker or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower. Notwithstanding anything to the contrary contained in this Note, the outstanding principal balance of this Note, including all advances hereafter made, shall never exceed the original principal amount hereof.
                This Note is secured by a collateral assignment and pledge of the capital stock of Capitol Development of Arkansas, Inc. (the "Security Agreement") of even date herewith made by Maker in favor of Lender. This
     Note is subject to the  provisions of that certain  Business Loan Agreement
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                                      Note

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     ("Loan  Agreement")  dated the date hereof and entered  into by and between
     Maker and Lender (including, without limitation, section 3 "Default; Forbearance; Termination of Forbearance" of Exhibit "A" to the Loan Agreement).
                This Note may be prepaid, in whole or in part, at any time without penalty. All prepayments made hereunder shall be applied as follows: (a) first against accrued interest then due and owing; (b) next to amounts expended by Lender to cure any default under this Note, the
     Security Agreements or any other loan documents executed in connection herewith; (c) next to costs, expenses, or attorneys' fees due and payable to Lender pursuant to this Note, the Security Agreements, or any other loan documents executed in connection herewith; and (d) thereafter against the principal. The making of any prepayment shall not relieve Maker from the obligation to make the payments next due hereunder on a timely basis.
                Each and every party to this Note, whether as Maker, endorser, surety, guarantor or otherwise ("Obligor"), hereby waives all rights of homestead and other exemptions granted by the constitution or laws of Florida, and further waives presentment, demand, protest and notice of dishonor, notice of nonpayment, notice of protest, and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence. It is further specifically agreed that this Note or any part of the principal or interest due hereon may be renewed, modified or extended, in whole or in part, such modification to include but not be limited to changes in payment schedules and interest rates, from time to time by the Note holder at the request of any party bound hereon or who has assumed or who may hereafter assume payment hereof, without the consent of or notice to other parties bound hereon and without releasing them from any liabilities then existing.
                Each and every Obligor hereby consents that the real or personal property securing this Note, or any part of such security, may be released, exchanged, added to or substituted for by Lender, without in any way modifying, altering, releasing, affecting or limiting their respective liabilities or the lien of the Security Agreement, and further agrees that Lender shall not be required first to institute any suit, or to exhaust any of its remedies against or any other person or party liable or to become liable hereunder, in order to enforce payment of this Note, and further agrees that Maker or any other party liable hereunder may be released by Lender from any or all liability under this Note and such release shall in no way affect or modify the liability of the remaining parties hereto.
                Each and every Obligor hereby consents and agrees that he is bound, jointly and severally, under the terms hereof and is subject to all of the provisions set forth herein as fully as though each was an undersigned hereof, and further consents and agrees that any Obligor may be sued by Lender without joining any other Obligor, whether primarily or secondarily liable.
                Notwithstanding anything contained herein to the contrary or in the Security Agreement, or other loan documents executed in connection herewith, no payee or holder of this Note shall ever be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law and, in the event Lender or any holder hereof ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum; and if the principal sum is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Lender shall, to the maximum extent permitted under applicable law: (a) Characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) spread the total amount of interest, or charges in the nature of interest, pursuant to applicable law.
                It is expressly agreed that if any payment due hereunder is not made in full within fifteen (15) days after the same is due, or if any default occurs in any of the Security Agreement, the Loan Agreement, or in any other loan document executed in connection herewith, then or at any time thereafter at the option of Lender, the whole of the principal sum remaining unpaid hereunder, together will all accrued and unpaid interest thereon, shall become due and payable immediately without notice, anything contained therein to the contrary in any way notwithstanding, and in any such event Lender shall have the right to set-off against this Note, all money owed by Lender in any capacity to any Obligor, whether or not due, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto. From and after acceleration of the loan pursuant to this paragraph, the interest rate on the entire outstanding principal balance hereunder shall accrue at the highest rate permitted to be charged by applicable law. Obligor shall also be obligated to pay as part of the indebtedness evidenced by this Note, all costs of collection, whether or not suit is brought, including any reasonable attorneys' fees that may be incurred in the collection and enforcement hereof. The term "attorneys' fees" shall include, but not be limited to, any such fees incurred in any appellate or
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                                      Note
     related ancillary or supplementary proceedings, whether before or after final judgment related to the enforcement or defense of this Note.
                If any time any federal, state, county, or municipal government or agency thereof shall impose any documentary stamps tax, intangible tax, or any other type of tax upon this Note or the Security Agreement, or upon the indebtedness evidenced hereby (other than any federal, state or local income tax imposed upon Lender), then Maker shall pay same within ten (10) days after demand by Lender, together with any interest and penalties thereon.
                Maker shall be in default under this Note upon the happening of any of the following events or conditions: (a) failure or omission to pay when due this Note (or any installment of principal or interest hereunder) or default in the payment or performance of any obligation, covenant, agreement or liability contained or referred to in this Note, the Security Agreement, the Loan Agreement, or any other loan document executed in connection herewith; (b) any warranty, representation or statement made or furnished to Lender to make the loan evidenced by this Note proves to have been false in any material respect when made or furnished; (c) the default by Maker in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, obligation or agreement held by Lender; (d) the dissolution, termination of existence, insolvency, or business failure of any Obligor, appointment of a receiver for any part of the property covered by any of the Security Agreements, assignment for the benefit of the creditors of any Obligor, or the commencement of any proceedings in bankruptcy or insolvency by or against any Obligor; (e) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor from the conditions set forth in the most recent financial statement of such Obligor heretofore furnished to Lender or from the condition of such Obligor as heretofore most recently disclosed to Lender in any manner; (g) falsity in any material respect of, or any material omission in any representation or statement made to Lender by or on behalf of any Obligor in connection with the loan evidenced by this Note. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of each Obligor held by Lender.
                Time is of the essence of this Note. The remedies of Lender as provided herein or in the Security Agreement, or any other loan document executed in connection herewith, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse and any waiver or release may be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with respect to any one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.
                The term  "Lender"  where used herein  shall  include BOCA FIRST
     CAPITAL  LLLP,  A  FLORIDA  LIMITED  LIABILITY  LIMITED  PARTNERSHIP,   its
     successors and assigns. The term "Maker" shall include each person signing this Note, jointly and severally, and their respective heirs, successors and assigns. The term "Obligor" shall include Maker and every person who is an endorser, guarantor or surety of this Note, or who is otherwise a party hereto, and their respective, heirs, successors and assigns. The terms "person" and "party": shall include individuals, firms, associations, joint ventures, partnerships, estates, trusts, business trusts, syndicates, fiduciaries, corporations, and all other groups or combinations. This Note shall be governed by and construed in accordance with laws of the State of Florida.
                IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year first above written.

                                               CAPITOL COMMUNITIES CORPORATION,
                                               a Nevada corporation,

                                               By: /s/  Michael G. Todd
                                                   --------------------
                                               Michael G. Todd, President



                                                  (Corporate Seal)




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